Exhibit 10.5

3M COMPANY
2016 LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

Pursuant to the 3M Company 2016 Long-Term Incentive Plan (as amended from time to time, the “Plan”), 3M Company (the “Company”) granted to the participant listed below (“Participant”) the performance shares described below (the “Performance Shares”).  The Performance Shares are subject to the terms and conditions set forth in this Performance Share Award Agreement, the vesting provisions set forth in Appendix A hereto (the “Vesting Appendix”), any special terms and conditions for Participant’s country set forth in Appendix B hereto (the “Global Appendix”) and the Plan.  This Performance Share Award Agreement, the Vesting Appendix and the Global Appendix are referred to, collectively, as this “Agreement.”  The Plan, the Vesting Appendix and the Global Appendix are incorporated into this Agreement by reference.

Participant:
Grant Date:
Target Number of Performance Shares:
Performance Period:	, 20 through , 20 (the “Performance Period”).
Vesting Schedule:

Subject to the terms and conditions of this Agreement and the Plan, the Performance Shares shall vest as set forth in the Vesting Appendix hereto. Except as provided in Sections 1.3 and 1.5 of this Performance Share Award Agreement, in the Vesting Appendix, the Global Appendix, or as otherwise provided by the Administrator, in no event shall the Performance Shares vest following Participant’s Termination of Service.

ELECTRONIC ACCEPTANCE OF AWARD:

By clicking on the “ACCEPT” box on the “Grant Terms and Agreement” page, you agree to be bound by the terms and conditions of this Agreement and the Plan.  You acknowledge that you have reviewed and fully understand all of the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the grant of the Performance Shares pursuant to this Agreement.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Performance Shares.

ARTICLE I.
AWARD; VESTING; FORFEITURE AND SETTLEMENT

1.1                               Performance Shares and Dividend Equivalents.

(a)                                 This Award is expressed in terms of a Target Number of Performance Shares as set forth above (the “Target Number of Performance Shares”).  The actual number of Performance Shares that may be earned will depend on Participant’s continued service with the Company or any Subsidiary and the extent to which the performance goals established for the Award are achieved.  Each Performance Share earned represents the right to receive one Share on the terms, and subject to the conditions, set forth in this Agreement.  Participant will have no right to the distribution of any Shares until the time (if ever) the Performance Shares have vested.

(b)                                 The Company hereby grants to Participant, with respect to each Performance Share, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable Performance Share is settled, forfeited or otherwise expires.  Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share.  The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.

For purposes of this Article I, the term “Disability” shall have the meaning given to such term in Treasury Regulation section 1.409A-3(i)(4).

1.2                               Vesting; Forfeiture.

(a)                                 The Performance Shares will vest according to the vesting schedule set forth in the Vesting Appendix (the “Vesting Schedule”).  Except as otherwise provided by the Administrator (or its delegate) or as provided for in the Plan or this Agreement with respect to Participant’s Termination of Service prior to the last day of the Performance Period by reason of Participant’s [Retirement or ]Disability, the Performance Shares will immediately and automatically be cancelled and forfeited as to any portion that is not vested as of Participant’s Termination of Service to the extent such Termination of Service occurs prior to the last day of the Performance Period.  In addition, the Performance Shares will immediately and automatically be cancelled and forfeited (including any portion that is then vested) upon the execution of a written determination by the Administrator or an authorized representative of the Company that Participant engaged in an act of Misconduct (whether the execution of such written determination occurs before or after Participant’s Termination of Service).

(b)                                 Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the Performance Share with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.

1.3                               Special Vesting Provisions.  Notwithstanding anything to the contrary in Section 1.2 or the Vesting Schedule, the Performance Shares shall continue to vest, or vest on an accelerated basis, in the event of Participant’s Termination of Service prior to the last day of the Performance Period under the following circumstances:

(a)                                 [If Participant’s Termination of Service occurs prior to the last day of the Performance Period by reason of Participant’s Retirement, the Performance Shares shall remain eligible to vest in accordance with the Vesting Schedule as if Participant had not incurred a Termination of

Service, subject to accelerated vesting pursuant to clause (c) of this Section 1.3; provided, however, that the Target Number of Performance Shares shall be adjusted, effective as of Participant’s Termination of Service, as follows:

(i)                                     If Participant was appointed to the Executive Conference on or after January 1, 2006, the Target Number of Performance Shares shall be adjusted to equal the product of (A) the Target Number of Performance Shares, as in effect immediately prior to Participant’s Termination of Service, and (B) a fraction, the numerator of which equals the number of whole calendar months Participant provided services to the Company or any Subsidiary during the Performance Period and the denominator of which equals the total number of months in the Performance Period; or

(ii)                                  If Participant was appointed to the Executive Conference before January 1, 2006, the Target Number of Performance Shares shall be adjusted to equal the product of (A) the Target Number of Performance Shares, as in effect immediately prior to Participant’s Termination of Service, and (B) a fraction, the numerator of which equals the number of consecutive three-month periods Participant provided services to the Company or any Subsidiary during the first twelve months of the Performance Period and the denominator of which equals four.

Notwithstanding the foregoing, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in Participant’s jurisdiction that likely would result in the favorable Retirement treatment that otherwise would apply to the Performance Shares pursuant to this Section 1.3(a) being deemed unlawful and/or discriminatory, then the Company will not apply this favorable Retirement treatment at the time of Participant’s Termination of Service and the Performance Shares will be treated as they would under the rules that otherwise would have applied if Participant’s Termination of Service did not qualify as a Retirement.]

(b)                                 If Participant’s Termination of Service occurs by reason of Disability prior to the last day of the Performance Period, the Performance Shares shall remain eligible to vest in accordance with the Vesting Schedule as if Participant had not incurred a Termination of Service, subject to accelerated vesting pursuant to clause (c) of this Section 1.3.

(c)                                  If Participant’s Termination of Service occurs by reason of death or Participant dies following the date of Participant’s Termination of Service by reason of [Retirement or ]Disability, in each case prior to the last day of the Performance Period, Participant shall vest in a number of Performance Shares equal to the lesser of (i) the Target Number of Performance Shares, or (ii) such other number of Performance Shares determined by the Administrator, in its discretion.

1.4                               Settlement.

(a)                                 Except as provided in Section 1.4(c), all of Participant’s Performance Shares which are then vested, and any related Dividend Equivalents (including any Dividend Equivalent Account balance), will be paid in Shares during the thirty (30)-day period beginning with the earliest to occur of the following events:

(i)                                     the Certification Date (as defined in the Vesting Appendix) (provided that in no event will Shares be issued in settlement of Participant’s Performance Shares pursuant to this clause (i) later than March 15, 20  );

(ii)                                  the date of Participant’s death; or

(iii)                               the date of Participant’s Termination of Service following a Change in Control[ (provided that, if Participant is or will be eligible for Retirement at any time during the Performance Period, such Termination of Service must constitute a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h))].  Notwithstanding anything to the contrary in this Agreement or the Plan, no Performance Shares or Dividend Equivalents shall be distributed to Participant pursuant to this Section 1.4(a)(iii) during the six-month period following Participant’s separation from service if the Company determines that distributing such Performance Shares and Dividend Equivalents at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code.  If the distribution of any of Participant’s Performance Shares and Dividend Equivalents is delayed as a result of the previous sentence, then such Performance Shares and Dividend Equivalents (including any Dividend Equivalent Account balance) shall be paid to Participant during the thirty (30)-day period beginning on the first business day following the end of such six-month period (or such earlier date upon which such Performance Shares and Dividend Equivalents can be distributed under Section 409A without resulting in a prohibited distribution, including as a result of Participant’s death).

(b)                                 The number of Shares paid with respect to the Dividend Equivalents will equal the quotient, rounded to the nearest one-thousandth of a Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the Certification Date.

(c)                                  If permitted by the Company and provided Participant makes a valid deferral election within the time period specified by the Company in the deferral election form, then Participant may elect to change the timing of receipt of the Shares otherwise distributable under Section 1.4(a). Any such deferral election must comply with the requirements of Section 409A of the Code and the applicable Treasury Regulations or other guidance issued thereunder as well as any Plan rules on deferrals and must be made on a form approved by the Company. To the extent made, any such deferral election will be incorporated herein by this reference.

(d)                                 Notwithstanding any provisions of this Agreement or the Plan to the contrary, the time of distribution of the Performance Shares and the Dividend Equivalents under this Agreement may not be changed except as may be permitted by the Administrator in accordance with Section 409A and the applicable Treasury Regulations promulgated thereunder.

1.5                               Effect of Change in Control. Notwithstanding anything to the contrary in the Vesting Schedule or Sections 1.2 and 1.3, in the event of Participant’s Termination of Service prior to the last day of the Performance Period (i) by the Company or any Subsidiary other than as a result of Participant’s Misconduct or (ii) by Participant for Good Reason, in either case, within eighteen (18) months following a Change in Control, Participant shall vest in a number of Performance Shares equal to the sum of:

(a)                                 With respect to any calendar year(s) during the Performance Period that have ended prior to the date of such Termination of Service, the Vesting Eligible Shares for such calendar year(s) as determined pursuant to the Vesting Schedule; plus

(b)                                 With respect to any calendar year(s) during the Performance Period that have not ended prior to the date of such Termination of Service, the greatest of (i) the Performance Shares that would have been Vesting Eligible Shares for such calendar year(s) if the Company’s performance relative to the performance objectives for such calendar year(s) equaled its actual performance during those calendar quarters completed during the calendar year in which such Participant’s Termination of Service occurs and prior to the date of such Termination of Service as set forth in the Vesting Schedule, (ii) the Performance Shares that would have been Vesting Eligible Shares for such calendar year(s) if the Company’s performance relative to the performance objectives for the such calendar year(s) equaled its actual performance for the three consecutive calendar year period ending immediately prior to the calendar year in which the Termination of Service occurs, or (iii) such other number of Performance Shares determined by the Administrator, in its discretion; provided, however, that the resulting number of Performance Shares under this Section 1.5 shall be prorated to reflect the number of full calendar months during the Performance Period that elapsed prior to the date of Participant’s Termination of Service.

For purposes of this Section 1.5, “Good Reason” means (i) a material diminution in Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, (ii) a material diminution in Participant’s base salary or annual planned cash compensation, or (iii) a material change in the geographic location at which Participant is required to perform services for the Company or its Subsidiaries.

ARTICLE II.
TAXATION AND TAX WITHHOLDING

2.1                               Responsibility for Taxes.

(a)                                 Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant or deemed by the Company or the Employer in its discretion to be an appropriate charge to Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including, but not limited to, the grant or vesting of the Performance Shares or any related Dividend Equivalents, the subsequent sale of Shares acquired upon vesting, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Shares to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)                                 Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to assist the Company and/or the Employer in satisfying any applicable withholding obligations for Tax-Related Items.  In this regard, the Company and/or the Employer, or their respective agents, at their discretion, may satisfy, or allow Participant to satisfy, the withholding obligation with regard to all Tax-Related Items by any of the following, or a combination thereof:

(i)                                     By cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted;

(ii)                                  Delivery (including telephonically to the extent permitted by the Company) of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon settlement of the Performance Shares, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the obligation for

Tax-Related Items; provided that such amount is paid to the Company at such time as may be required by the Company;

(iii)                               To the extent permitted by the Administrator, surrendering Shares then issuable upon settlement of the Performance Shares valued at their Fair Market Value on such date; or

(iv)                              By the deduction of such amount from other compensation payable to Participant.

(c)                                  The Company and/or the Employer has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment of any Tax-Related Items as Participant’s election to satisfy all or any portion of the Tax-Related Items pursuant to Section 2.1(b)(iii) or (iv) above, or a combination of such sections.

(d)                                 Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash through the Employer’s normal payroll processes and will have no entitlement to the Common Stock equivalent.  If the obligation for Tax-Related Items is satisfied by surrendering Shares, solely for tax purposes and not intended to modify or restrict in any way Section 4.2 of the Plan, Participant is deemed to have been issued the full number of Shares subject to the vested Performance Share, notwithstanding that a number of Shares are surrendered for the purpose of paying the Tax-Related Items.

(e)                                  Participant understands and agrees that certain tax withholding amounts may be due prior to any issuance of Shares under Section 1.4 if the Performance Shares are at any time not subject to a substantial risk of forfeiture for purposes of Section 83 of the Code prior to such date.  If Shares are issued on an accelerated basis to satisfy the Federal Insurance Contributions Act tax imposed under Sections 3101, 3121(a) or 3121(v)(2) of the Code (the “FICA Tax”) as provided in this Section 2.1(e) as a result of the lapse of the substantial risk of forfeiture for purposes of Section 83 of the Code prior to the issuance of Shares under Section 1.4, then Participant may have income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws (together with the FICA Tax, the “FICA-Related Taxes”).  Participant’s FICA-Related Taxes shall be satisfied by the deduction of such amount from other compensation payable to Participant.  To the extent the other compensation payable to Participant is determined by the Company to be insufficient to satisfy Participant’s FICA-Related Taxes, Participant’s acceptance of the Performance Shares hereunder constitutes Participant’s instruction and authorization to the Company to satisfy the FICA-Related Taxes through the accelerated issuance and withholding of Shares otherwise issuable pursuant to the Performance Shares having a then-current Fair Market Value not exceeding the amount necessary to satisfy the FICA-Related Taxes of the Company and its affiliates based on the minimum applicable statutory withholding rates.

(f)                                   Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to honor the vesting of the Performance Shares and/or refuse to issue or deliver the Shares or the proceeds from the sale of the Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

ARTICLE III.
OTHER PROVISIONS

3.1                               Nature of Grant.  In accepting the Performance Shares, Participant understands, acknowledges, and agrees that:

(a)                                 the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in accordance with its terms;

(b)                                 the grant of the Performance Shares is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares, even if Performance Shares have been granted in the past;

(c)                                  all decisions with respect to future Performance Share or other grants, if any, will be at the sole discretion of the Administrator;

(d)                                 the Performance Share grant and participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer, or any other Subsidiary and shall not interfere with the ability of the Company, the Employer or any other Subsidiary, as applicable, to terminate Participant’s employment or service relationship (if any) at any time with or without cause;

(e)                                  Participant is voluntarily participating in the Plan;

(f)                                   the Performance Shares and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;

(g)                                  the Performance Shares and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits, welfare benefits or other similar payments;

(h)                                 the future value of the Shares underlying the Performance Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)                                     no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Shares resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);

(j)                                    for purposes of the Performance Shares, Termination of Service will be deemed to have occurred as of the date Participant is no longer actively providing services to the Company or any of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator, Participant’s right to vest in the Performance Shares, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Performance Shares (including whether Participant may still be considered to be providing services while on a leave of absence);

(k)                                 unless otherwise agreed with the Company, the Performance Shares and the Shares underlying the Performance Shares, and the income and value of same, are not granted as consideration for, or in connection with, any services Participant may provide as a director of a Subsidiary;

(l)                                     unless otherwise provided in the Plan or by the Administrator, the Performance Shares and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Shares or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock;

(m)                             the following provision shall not apply to Employees in the State of California: In consideration of the grant of the Performance Shares, and to the extent permitted by applicable law, Participant agrees not to institute any claim against the Company, the Employer or any other Subsidiary, to waive Participant’s ability, if any, to bring such claim, and release the Company, the Employer and any other Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(n)                                 the following provisions apply if Participant is providing services outside the United States:

(i)                                     the Performance Shares and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and

(ii)                                  neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Performance Shares or any amounts due to Participant pursuant to the vesting of the Performance Shares or the subsequent sale of any Shares acquired upon such vesting.

3.2                               No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant understands and agrees that Participant should consult with Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to his or her Award(s).

3.3                               Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Performance Share grant materials by and among, as applicable, the Employer, the Company and its other Subsidiaries for the purpose of implementing, administering and managing the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, passport, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all stock options, Performance Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to Fidelity Investments, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that if Participant resides outside the United States Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative.  Participant authorizes the Company, Fidelity Investments and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Plan.  Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company may not be able to grant Performance Shares or other equity awards to Participant or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

3.4                               Transferability. The Performance Shares are not transferable, except by will or the laws of descent and distribution or as permitted by the Administrator in accordance with the terms of the Plan.

3.5                               Adjustments.  Participant acknowledges that the Performance Shares, the Shares subject to the Performance Shares and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

3.6                               Defined Terms; Titles.  Capitalized terms not defined in this Agreement have the meanings given to them in the Plan. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.7                               Conformity to Applicable Laws.  Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

3.8                               Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the transfer provisions set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.9                               Entire Agreement and Imposition of Other Terms.  The Plan, this Agreement (including all exhibits and appendices hereto) and any valid deferral election made pursuant to Section 1.4(c) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Nonetheless, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Performance Shares and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

3.10                        Severability.  In the event that any provision of this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of this Agreement.

3.11                        Waiver.  Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other person.

3.12                        Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates a contractual arrangement between the Company and Participant only and shall not be construed as creating a trust for the benefit of Participant.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Performance Shares and Dividend Equivalents, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Performance Shares and Dividend Equivalents, as and when settled pursuant to the terms hereof.

3.13                        Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

3.14                        Language. If Participant receives this Agreement or any other document relating to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

3.15                        Foreign Asset/Account and Exchange Control and Tax Reporting. Participant acknowledges that, depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares (including dividends received or the proceeds arising from the sale of Shares) derived from participation in the Plan, in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country.  The Applicable Laws of Participant’s country may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country.  Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult Participant’s personal legal advisor on these matters.

3.16                        Insider Trading Restrictions/Market Abuse Laws.  Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times when Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company.  Participant acknowledges that Participant is responsible for ensuring compliance with any applicable restrictions and should consult Participant’s personal legal advisor on these matters.

3.17                        Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  For purposes of Section 409A, each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

3.18                        Appendices.  Notwithstanding any provisions in this Performance Share Award Agreement, the Performance Shares and Dividend Equivalents shall be subject to any special terms and conditions set forth in the Vesting Appendix and the Global Appendix.  Specifically, in the event Participant resides or relocates to one of the countries included in the Global Appendix, the terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Vesting Appendix and the Global Appendix constitute a part of this Performance Share Award Agreement.

3.19                        Governing Law and Venue.  This Agreement and the Performance Shares and the Dividend Equivalents will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding the choice-of-law principles of the State of Delaware and any other state requiring the application of a jurisdiction’s laws other than the State of Delaware. For purposes of litigating any dispute concerning the grant of the Performance Shares, the Dividend Equivalents or this Agreement, Participant consents to the jurisdiction of the State of Minnesota and agrees that such litigation shall be conducted in the courts of Ramsey County, Minnesota, or the federal courts for the United States for the District of Minnesota, where this grant is made and/or to be performed.

* * * * *

APPENDIX A (“VESTING APPENDIX”)

TO
PERFORMANCE SHARE AWARD AGREEMENT

This Vesting Appendix sets forth the vesting terms that govern the Performance Shares granted to Participant pursuant to the Performance Share Award Agreement.  Certain capitalized terms used but not defined in this Vesting Appendix have the meanings set forth in the Performance Share Award Agreement or, if not defined therein, the Plan.

[Vesting terms to be determined.]

APPENDIX B (“GLOBAL APPENDIX”)
TO
PERFORMANCE SHARE AWARD AGREEMENT

Certain capitalized terms used but not defined in this Global Appendix have the meanings set forth in the Performance Share Award Agreement (the “Award Agreement”) or, if not defined therein, the Plan.

Terms and Conditions

This Global Appendix includes additional terms and conditions that govern the Performance Shares granted to Participant under the Plan if Participant resides in one of the countries listed below.  If Participant is a citizen or resident of a country other than the one in which Participant resides, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Grant Date, the Company shall determine, in its sole discretion, to what extent the terms and conditions contained herein shall apply to Participant.

Notifications

This Global Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2016.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information in this Global Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may become out of date in the future.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant resides, is considered a resident of another country for local law purposes or transfers employment and/or residency to another country after the Grant Date, or, the information contained herein may not be applicable to Participant.

ARGENTINA

Notifications

Securities Law Information.  Neither the Performance Shares nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.  The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information. Please note that exchange control regulations in Argentina are subject to frequent change.  Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to receiving proceeds from Dividend Equivalents, the sale of Shares or dividends.  Participant must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with his or her participation in the Plan.

AUSTRALIA

Notifications

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and/or Dividend Equivalents in Shares, in its discretion.

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding a certain threshold and international fund transfers.  Participant understands that the Australian bank assisting with the transaction may file the report on Participant’s behalf.  If there is no Australian bank involved in the transfer, Participant will be required to file the report.  Participant should consult with his or her personal advisor to ensure proper compliance with applicable reporting requirements in Australia.

AUSTRIA

Notifications

Exchange Control Information.  If Participant holds Shares acquired under the Plan outside Austria (even if held outside of Austria with an Austrian bank), Participant understands that Participant may need to submit an annual report to the Austrian National Bank using the form “Standmeldung/Wertpapiere.”  Exemptions apply if the value of the Shares held outside Austria as of December 31 does not exceed certain thresholds.  If the thresholds are exceeded, annual or quarterly reporting obligations are imposed.  If applicable, the deadline for filing the annual report is January 31 of the following year and the deadline for the quarterly report is the 15th of the month following the end of the respective quarter.

When Shares are sold or dividends are paid on such Shares, there may be exchange control obligations if the cash received is held outside Austria, as a separate reporting requirement applies to any non-Austrian cash accounts.  If the transaction volume of all of Participant’s cash accounts abroad exceeds a certain threshold, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.”

BELGIUM

Terms and Conditions

Vesting of Performance Shares. Participant may not sell the Shares received upon the vesting of Participant’s Performance Shares and Dividend Equivalents before the second anniversary of the Scheduled Vesting Date.

Notifications

Foreign Asset/Account Reporting Information.  Belgian residents are required to report any security (e.g., Shares acquired under the Plan) or bank account held outside of Belgium on their annual tax return.  In a separate report, they will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened).

BRAZIL

Terms and Conditions

Compliance with Law.  By accepting the Performance Shares, Participant acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Performance Shares and Dividend Equivalents, the receipt of any dividends, and the sale of the Shares acquired under the Plan.

Labor Law Acknowledgment.  By accepting the Performance Shares, Participant agrees that Participant is (i) making an investment decision, (ii) Shares will be issued to Participant only if the vesting conditions are met and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to Participant.

Notifications

Exchange Control Information.  If Participant is a Brazilian resident, Participant must submit an annual or quarterly declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights exceeds certain thresholds.  Assets and rights that must be reported include Shares acquired under the Plan.

Tax on Financial Transaction (IOF).  Repatriation of funds into Brazil and the conversion between BRL and USD associated with such fund transfers may be subject to the Tax on Financial Transactions.  It is Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from Participant’s participation in the Plan.  Participant should consult with his or her personal tax advisor for additional details.

BULGARIA

There are no country-specific terms and conditions.

CANADA

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and/or Dividend Equivalents in Shares, in its discretion.

Language Consent.  If Participant is a resident of Quebec, the following provision will apply to Participant:

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée.  Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy.  This provision supplements Section 3.3 of the Award Agreement:

If Participant is a resident of Quebec, Participant authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel (professional or not), involved in the administration and operation of the Plan.  Participant further authorizes the Company and the Employer to disclose and discuss Participant’s participation in the Plan with their advisors.  Participant also authorizes the Company and the Employer to record such information and to keep such information in Participant’s employee file.

Notifications

Securities Law Information.  Participant understands that Participant is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the New York Stock Exchange).

Foreign Asset/Account Reporting Information.  If Participant is a Canadian resident, Participant may be required to report his or her foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds a certain threshold at any time in the year.  Foreign property includes Shares acquired under the Plan and may include the Performance Shares.  The Performance Shares must be reported—generally at a nil cost—if the cost threshold is exceeded because of other foreign property Participant holds.  If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be leveraged with the ACB of the other shares.  The form T1135 generally must be filed by April 30 of the following year.  Participant should consult with his or her personal advisor to ensure compliance with the applicable reporting requirements.

CHILE

Terms and Conditions

Labor Law Acknowledgment.  The Performance Shares and Shares underlying the Performance Shares and Dividend Equivalents, and the income and value of same, shall not be considered as part of Participant’s remuneration for purposes of determining the calculation base of future indemnities, whether statutory or contractual, for years of service (severance) or in lieu of prior notice, pursuant to Article 172 of the Chilean Labor Code.

Notifications

Securities Law Information.  This grant of Performance Shares constitutes a private offering of securities in Chile effective as of the Grant Date.  This offer of Performance Shares is made subject to general ruling n° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”).  The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS.  Given that the Performance Shares are not registered in Chile, the Company is not required to provide public information about the

Performance Shares or the Shares in Chile.  Unless the Performance Shares and/or the Shares are registered with the SVS, a public offering of such securities cannot be made in Chile.

Esta Oferta de Unidades de Acciones Restringidas constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Oferta.  Esta oferta de Unidades de Acciones Restringidas se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Superintendencia de Valores y Seguros de Chile (“SVS”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta.  Por tratarse de valores no inscritos en Chile no existe la obligación por parte de la Compañía de entregar en Chile información pública respecto de los mismos.  Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Exchange Control Information. Exchange control regulations will apply if Participant’s aggregate investments abroad exceed a certain maximum amount.

Please note that exchange control regulations in Chile are subject to change.  Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to receiving proceeds from the sale of Shares acquired under the Plan.

Tax Reporting and Registration Information. Participant must file Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad” in relation to any Shares acquired under the Plan that are held abroad. In addition, if Participant wishes to receive credit in Chile for any tax paid abroad on any dividends received pursuant to the Shares, Participant must register the acquisition of Shares with the Chilean Internal Revenue Service (the “CIRS”) and also file Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad.” These forms must be submitted through the CIRS web page at www.sii.cl.

Registration of the acquisition of Shares with the CIRS will also provide evidence of the acquisition price of the Shares, which Participant will need when the Shares are sold. It may also be possible for Participant to provide other evidence in the form of the Agreement or a report of the vesting and the number of Shares acquired and sold; however, neither the Company nor Fidelity Investments is under any obligation to provide Participant with such a report.  Participant should consult with his or her personal legal and tax advisors regarding how to register with the CIRS (if desired).

CHINA

Terms and Conditions

Forfeiture Upon Termination of Service.  Notwithstanding anything to the contrary in this Agreement, to the extent not earlier vested, forfeited, canceled or otherwise extinguished, the Performance Shares shall be forfeited on the date that is six (6) months from the date of Termination of Service (for any reason[, including Retirement]) and thereafter Participant shall have no entitlement to the underlying Shares.

Immediate Sale of Shares Upon Termination of Service.  Participant understands and agrees that upon Participant’s Termination of Service for any reason, including death, Disability[, or Retirement], Participant is required to and Participant will sell all Shares acquired upon vesting of the Performance Shares and Dividend Equivalents; provided, however, that if Participant Retires no more than six months before the vesting date of the Performance Shares, this requirement to sell all Shares acquired upon vesting of the Performance Shares will apply as soon as reasonably possible following such vesting date.  Any Shares not sold at Participant’s direction within a reasonable period of time following Participant’s

Termination of Service (or upon the vesting date, if applicable), as determined by the Company in its sole discretion, will be sold on Participant’s behalf pursuant to this authorization.  In this case, the Company will be under no obligation to arrange for such sale at any particular price.

Responsibility for Taxes.  Notwithstanding Section 2.1(c) of the Award Agreement, if Participant fails to provide timely payment of any Tax-Related Items, such failure shall be viewed as Participant’s express authorization (without further action on Participant’s party) for the Company and/or the Employer to satisfy all or any portion of the Tax-Related Items pursuant to Section 2.1(b)(ii) of the Award Agreement or, if such withholding method is deemed to be not in accordance with Applicable Laws, pursuant to Section 2.1(b)(iv) of the Award Agreement.

Repatriation of Sale Proceeds and Dividends (applies only to citizens of the People’s Republic of China). Participant understands and agrees that, due to exchange control laws in China, Participant will be required to immediately repatriate to the Approved Account described below the proceeds from the sale of Shares that Participant acquires upon the vesting of the Performance Shares and Dividend Equivalents.  Participant also understands and agrees that this repatriation requirement also applies to any dividends that are paid on such Shares, which must be repatriated to China at the time and in the manner established by the Company.  Participant further agrees that such proceeds and dividends must be transferred directly from the participant trust or other account established under the Plan to the dedicated foreign exchange account established by the Company or a Subsidiary in China and approved by the State Administration of Foreign Exchange or its local counterpart under applicable exchange control rules (the “Approved Account”) before such proceeds and dividends can be remitted to Participant.  Participant further agrees not to instruct or cause the Administrator to transfer such cash proceeds and dividends to any person, broker or entity other than the Approved Account.  Participant further agrees to cooperate with and comply with any other requests made by the Company, the Employer or the Administrator in the future in order to facilitate compliance with the exchange control requirements in China.  Participant undertakes to reimburse the Company and its Subsidiaries for any penalties or other charges that they may incur resulting from any failure by Participant to ensure compliance with the requirements set forth in this paragraph.  Participant understands that, due to exchange control requirements in China, the funds held on Participant’s behalf in the Approved Account may be converted from U.S. dollars into local currency only once per calendar quarter, and that these funds may not be remitted to Participant until this conversion occurs.  Finally, Participant understands and agrees that neither the Company nor the Employer assumes any liability for any fluctuations in the U.S. dollar exchange rate between the time that Participant acquires Shares upon the vesting of the Performance Shares and Dividend Equivalents, the time that dividends are received with respect to such Shares, or the time Participant sells Shares acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company, and the time Participant receives the cash proceeds in China through the Approved Account.

COLOMBIA

Terms and Conditions

Labor Law Acknowledgment. Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any legal purpose.

Notifications

Securities Law Information. The Shares subject to the Performance Shares and Dividend Equivalents are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

Exchange Control Information.  Investments in assets located abroad (including Shares) are subject to registration with the Banco de la República if Participant’s aggregate investments held abroad (as of December 31 of the applicable calendar year) equal or exceed a certain amount.  Further, when Shares (or other investments) held abroad are sold, Participant may either choose to keep the resulting sums abroad, or to repatriate them to Colombia. If Participant chooses to repatriate funds to Colombia and has not registered the investment with Banco de la República, Participant will need to file with Banco de la República Form No. 5 upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction.  If Participant has registered the investment with Banco de la República, then Participant will need to file with Banco de la República Form No. 4 upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction.  Participant should obtain proper legal advice in order to ensure compliance with applicable Colombian regulations.

COSTA RICA

There are no country-specific terms and conditions.

CZECH REPUBLIC

Notifications

Exchange Control Information.  The Czech National Bank (“CNB”) may require Participant to fulfill certain notification duties in relation to the acquisition of Shares and the opening and maintenance of a foreign account.  Even in the absence of a request from the CNB, Participant may need to report foreign direct investments with a value exceeding a certain aggregate amount and/or other foreign financial assets with a value in excess of a certain maximum.  However, because exchange control regulations change frequently and without notice, Participant should consult with his or her personal legal advisor prior to the vesting of the Performance Shares and the sale of Shares to ensure compliance with current regulations.  It is Participant’s responsibility to comply with any applicable Czech exchange control laws.

DENMARK

Terms and Conditions

Danish Stock Option Act.  In accepting the Performance Shares, Participant acknowledges that Participant has received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act.  To the extent more favorable to Participant and required to comply with the Stock Option Act, the terms set forth in the Employer Statement will apply to Participant’s participation in the Plan.

Notifications

Foreign Asset/Account Reporting Information.  If Participant establishes an account holding Shares or an account holding cash outside Denmark, he or she must report the account to the Danish Tax Administration.  The form which should be used in this respect can be obtained from a local bank.  (These obligations are separate from and in addition to the obligations described below.)

Securities/Tax Reporting Information.  If Participant holds Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark (this likely includes the participant trust), he or she is required to inform the Danish Tax Administration about the account.  For this purpose, Participant must file a Form V (Erklaering V) with the Danish Tax Administration.  The Form V must be signed both by Participant and by the applicable broker or bank where the account is held.  By signing the Form V, the broker or bank undertakes to forward information to the Danish Tax Administration concerning the Shares in the account without further request each year.  By signing the Form V, Participant authorizes the Danish Tax Administration to examine the account.  In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage account and Shares deposited therein to the Danish Tax Administration as part of his or her annual income tax return.

In addition, if Participant opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, he or she is also required to inform the Danish Tax Administration about this account.  To do so, Participant must file a Form K (Erklaering K) with the Danish Tax Administration.  The Form K must be signed both by Participant and by the applicable broker or bank where the account is held.  By signing the Form K, the broker/bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the account.  By signing the Form K, Participant authorizes the Danish Tax Administration to examine the account.  In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of Participant’s annual income tax return.

DOMINICAN REPUBLIC

There are no country-specific terms and conditions.

ECUADOR

There are no country-specific terms and conditions.

EGYPT

There are no country-specific terms and conditions.

EL SALVADOR

There are no country-specific terms and conditions.

ESTONIA

There are no country-specific terms and conditions.

FINLAND

There are no country-specific terms and conditions.

FRANCE

Terms and Conditions

Type of Grant.  The Performance Shares are granted as French-Qualified Performance Shares and are intended to qualify for the special tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197 to L. 225-197-6 of the French Commercial Code, as amended.  The French-Qualified Performance Shares are granted subject to the terms and conditions of the French Sub-Plan to the Plan (the “French Sub-Plan”).

Certain events may affect the status of the Performance Shares as French-Qualified Performance Shares or the underlying Shares, and the French-Qualified Performance Shares or the underlying Shares may be disqualified in the future.  The Company does not make any undertaking or representation to maintain the qualified status of the French-Qualified Performance Shares or of the underlying Shares.

Capitalized terms not defined herein, in the Award Agreement or the Plan shall have the meanings ascribed to them in the French Sub-Plan.

Restrictions on Sale or Transfer of Shares.

(a)         Minimum Mandatory Holding Period.  Participant may not sell or transfer any Shares issued at vesting until the second anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to Shares underlying French-Qualified Performance Shares under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security regime in France.

(b)         Closed Periods.  Participant may not sell any Shares issued upon vesting of the French-Qualified Performance Shares during certain Closed Periods, to the extent applicable to the Shares underlying the French-Qualified Performance Shares granted by the Company, as described in the French Sub-Plan.

(c)          Effect of Termination of Service.  Except in the case of Participant’s Termination of Service due to death or Disability, the restrictions described in provisions (a) and (b) above will continue to apply even if Participant is no longer an Employee or managing corporate officer of the Company or a French Entity.

Holding Periods for Managing Corporate Officers.  If on the Grant Date the French Participant qualifies as a managing corporate officer under French law (“mandataires sociaux”) or any similar official capacity of the Company or a Subsidiary, the French Participants may not sell 20% of the Shares acquired upon vesting of the French-Qualified Performance Shares until the termination of such official capacity, as long as this restriction is applicable to French-Qualified Performance Shares.

No Transfer of French-Qualified Performance Shares.  French-Qualified Performance Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner during a French Participant’s lifetime and upon death only in accordance with Section 5 of the French Sub-Plan, and only to the extent required by Applicable Laws (including the provisions of Sections L. 225-197 to L. 225-197-6 of the French Commercial Code, as amended).

Termination of Service Due to Death.  Notwithstanding anything in the Plan or Award Agreement, in the event of Participant’s Termination of Service due to death prior to the satisfaction of the vesting conditions set forth in the Vesting Schedule, any French-Qualified Performance Shares that have not vested as of such date may be requested by Participant’s legal heirs within six months of the date of death and, if so requested, the Shares subject to the French-Qualified Performance Shares will be issued to Participant’s legal heirs.

Consent to Receive Information in English.  By accepting the Agreement providing for the terms and conditions of Participant’s grant, Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language.  Participant accepts the terms of those documents accordingly.

En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et ce Contrat d’Attribution) qui ont été communiqués en langue anglaise.  Le participant accepte les termes en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information.  If Participant is a French resident and holds Shares outside of France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing Participant’s annual tax return.  Failure to comply could trigger significant penalties.

GERMANY

Notifications

Exchange Control Information.  Cross-border payments in excess of a certain threshold must be reported monthly to the German Federal Bank (Bundesbank).  In case of payments in connection with securities (including proceeds realized from the settlement of Dividend Equivalents, upon the sale of Shares or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received.  The report must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de), in both German and English.  Participant is responsible for making this report.

GREECE

There are no country-specific terms and conditions.

GUATEMALA

Terms and Conditions

Language Consent.  By participating in the Plan, Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the Plan and the Agreement.

HONG KONG

Terms and Conditions

Sale of Shares.  In the event the Performance Shares vest within six months of the Grant Date, Participant agrees not to sell any Shares acquired upon vesting of the Performance Shares and Dividend Equivalents prior to the six-month anniversary of the Grant Date.

Securities Law Notice.  WARNING:  The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Participant should exercise caution in relation to the offer.  If Participant is in doubt about any of the contents of this Agreement or the Plan, Participant should obtain independent professional advice.  Neither the grant of the Performance Shares nor the issuance of Shares upon vesting constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries.  The Agreement, the Plan and other incidental materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company and its Subsidiaries and may not be distributed to any other person.

Nature of Scheme.  The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

HUNGARY

There are no country-specific terms and conditions.

INDIA

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and/or Dividend Equivalents in Shares, in its discretion.

Notifications

Exchange Control Information. Due to Indian exchange control restrictions, Indian residents are required to repatriate the proceeds from the sale of Shares to India within ninety (90) days of receipt and any dividends received in relation to the Shares within one hundred eighty (180) days of payment. Participant should maintain any foreign inward remittance certificate received from the bank where the foreign currency is deposited following any repatriation of proceeds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.

Foreign Account/Asset Reporting Information.  Indian residents are required to declare any foreign bank accounts and assets (including Shares acquired under the Plan) on their annual tax returns.  Participant should consult with his or her personal tax advisor to determine Participant’s reporting requirements.

INDONESIA

Notifications

Exchange Control Information.  If Participant remits funds into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes.  For transactions of exceeding a certain threshold, a description of the transaction must be included in the report.  Although the bank through which the transaction is made is required to make the report, Participant must complete a “Transfer Report Form.” The Transfer Report Form will be provided to Participant by the bank through which the transaction is to be made.

ISRAEL

Terms and Conditions

The following provisions apply to Participants who are or are deemed to be residents of the State of Israel for tax purposes or are otherwise subject to taxation in Israel with respect to the Performance Shares on the Grant Date.

Capitalized terms used but not defined in these provisions or the Plan or the Agreement shall have the meanings ascribed to them in the Israeli Sub-Plan to the Plan (the “Israeli Sub-Plan”).

Trust Arrangement.  The Performance Shares are offered to Participant subject to, and in accordance with, the terms of the Plan, the Israeli Sub-Plan, this Agreement and the Trust Agreement.

The Performance Shares are intended to be 102 Capital Gains Track Grants and qualify for 102 Capital Gains Track tax treatment.  Certain events may affect the status of the Performance Shares and the Shares subject to the Performance Shares as qualified under Section 102 and the Performance Shares and the Shares subject to the Performance Shares may be disqualified in the future.  The Company does not make any undertaking or representation to maintain the 102 Capital Gains Track status of the Performance Shares and the Shares subject to the Performance Shares.

Participant agrees that, upon request of the Company or the Employer, he or she will execute the 102 Capital Gains Track Grant acceptance prescribed by the Company or the Trustee, according to the procedures and timeline set forth by the Company and the Trustee (which may include executing this Agreement in writing).  If Participant does not comply with any such request, the qualified status of the Performance Shares and the Shares under Section 102 may not apply.

Nature of Grant.  The following provision supplements Section 3.1 (Nature of Grant) of the Award Agreement:

By accepting the Performance Shares, Participant (a) acknowledges receipt of and represents that he or she has read and is familiar with the Plan, the Israeli Sub-Plan, and this Agreement; (b) accepts the Performance Shares subject to all of the terms and conditions of Plan, the Israeli Sub-Plan, and this Agreement; and (c) agrees that the Performance Shares, the Shares and any rights issued pursuant to the Performance Shares and the Shares (other than cash dividends and cash payments made pursuant to Dividend Equivalents) will be issued to and deposited with the Trustee and shall be held in trust for Participant’s benefit for the Required Holding Period and as otherwise required by the ITO, the Rules and any ruling or approval of the ITA pursuant to the terms of the ITO, the Rules and the Trust Agreement.

Furthermore, by accepting the Performance Shares, Participant confirms that he or she is familiar with the terms and provisions of Section 102, particularly the 102 Capital Gains Track described in subsection (b)(2) and (b)(3) thereof, and agrees that he or she will not require the Trustee to release the Performance Shares or the Shares to Participant, or to sell the Performance Shares or the Shares to a third party, during the Required Holding Period, unless permitted to do so by the Company and the ITO or the Rules.

The Company may in its sole discretion replace the Trustee from time to time and instruct the transfer of all Performance Shares and Shares held or administered by such Trustee at such time to its successor and the provisions of this Agreement shall apply to the new Trustee.

Responsibility for Taxes.  The following provision supplements Section 2.1 of the Award Agreement:

In the event the Performance Shares vest and Shares are to be issued to Participant after the expiration of the Required Holding Period, the Shares issued upon vesting shall either be (a) issued to and deposited with the Trustee to be held in trust for Participant’s benefit, or (b) transferred to Participant directly upon Participant’s request, provided that Participant first complies with his or her obligations with respect to Tax-Related Items.  In the event that Participant elects to have the Shares transferred to him or her without selling such Shares, Participant shall become liable to pay taxes immediately in accordance with the provisions of the ITO and Section 2.1 of the Award Agreement, as supplemented by this provision.

The following provisions apply to Participants who permanently transfer to Israel after the Grant Date who do not hold 102 Capital Gains Track Grants.

Vesting/Sale of Shares.  This provision supplements Section 1.2 (Vesting; Forfeiture) of the Award Agreement:

To facilitate compliance with tax withholding obligations in Israel, the Company reserves the right to (a) require Participant to sell all Shares issued under this Agreement either (i) as soon as practicable upon receipt of such Shares, or (ii) upon Participant’s Termination of Service, or (b) to maintain the Shares issued under this Agreement in an account with Fidelity Investments, or such other stock plan service provider as may be selected by the Company in the future (the “Designated Broker”), until the Shares are sold.  By accepting this Agreement, Participant authorizes the Company to instruct the Designated Broker, to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Designated Broker to complete the sale of such Shares.  Participant agrees to sign any forms and/or consents required by the Company or the Designated Broker to effectuate the sale of the Shares.  Participant acknowledges that the Designated Broker is under no obligation to arrange for the sale of the Shares at any particular price.  Upon the sale of the Shares, the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and any Tax-Related Items, will be delivered to Participant.

Notifications

Securities Law Information. This grant does not constitute a public offering under the Securities Law, 1968.

IRELAND

There are no country-specific terms and conditions.

ITALY

Terms and Conditions

Data Privacy.  The following provision replaces Section 3.3 of the Award Agreement.

Participant understands that the Employer, the Company and any Subsidiary may hold certain personal information about Participant, including, but not limited to, name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiary, details of all Performance Shares or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is 3M Company, with registered offices at 3M Center, St. Paul, Minnesota, United States of America, and pursuant to Legislative Decree no. 196/2003, its Representative in Italy is Dario Caspani with registered offices at 3M ITALIA S.p.A. — via S.BOVIO, 3 — 20090 SEGRATE — MILANO, ITALY.

Participant understands that Data will not be publicized, but it may be transferred to Fidelity Investments and such other banks, financial institutions or brokers involved in the management and administration of the Plan.  Participant understands that Data may also be transferred to the Company’s independent registered public accounting firm.  Participant further understands that the Company and/or any Subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Plan, and that the Company and/or any Subsidiary may each further transfer Data to Fidelity Investments or any other third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Participant may elect to deposit any Shares acquired at vesting of the Performance Shares.  Such recipients may receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Plan.  Participant understands that these recipients may be located in or outside the European Economic Area, such as in the United States, or elsewhere.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent hereto as the processing is necessary to the performance of contractual obligations related to the implementation, administration and management of the Plan.  Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, correct or terminate for legitimate reason, the Data processing.  Furthermore, Participant is aware that Data will not be used for direct marketing purposes.  In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources representative.

Plan Document Acknowledgment.   By accepting the grant of these Performance Shares, Participant acknowledges that Participant has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.  Participant further acknowledges that Participant has read and expressly approves the following sections of the Agreement: “Responsibility for Taxes”; “Nature of Grant”; “Data Privacy” as replaced by the above provision; and “Governing Law and Venue”.

Notifications

Foreign Asset/Account Reporting Information.  Italian residents who, at any time during the fiscal year, hold foreign financial assets (such as cash, Shares or Performance Shares) which may generate income taxable in Italy are required to report such assets on their annual tax returns or on a special form if no tax return is due.  The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad.  Participant is advised to consult a personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset Tax Information.  The value of the financial assets held outside of Italy (including Shares) by Italian residents is subject to a foreign asset tax.  The taxable amount will be the fair market value of the financial assets (e.g., Shares acquired under the Plan) assessed at the end of the calendar year.

JAPAN

Notifications

Foreign Asset/Account Reporting Information.  Japanese residents are required to report details of any assets held outside of Japan as of December 31, including Shares acquired under the Plan, to the extent such assets have a total net fair market value exceeding a certain threshold.  Such report will be due by March 15 each year.  Participant is responsible for complying with this reporting obligation if applicable to Participant and Participant should consult Participant’s personal tax advisor in this regard.

KAZAKHSTAN

There are no country-specific terms and conditions.

KOREA

Notifications

Exchange Control Information.  Korean residents who realize certain amounts from the sale of Shares or the receipt of any dividends in a single transaction must repatriate the proceeds to Korea within three years of the sale or receipt.

Foreign Asset/Account Reporting Information.  Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds a certain threshold on any month-end during a calendar year.  Participant should consult with his or her personal tax advisor to determine his or her personal reporting obligations.

LATVIA

There are no country-specific terms and conditions.

LITHUANIA

There are no country-specific terms and conditions.

MALAYSIA

Terms and Conditions

Data Privacy.  The following provision replaces Section 3.3 of the Award Agreement:

Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Performance Shares grant materials by and among, as applicable, the Company and the Employer for the purpose of implementing, administering and managing the Plan.

Participant may have previously provided the Company and the Employer, and the same may hold certain personal information about Participant, including, but not limited to, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, the fact and condition of Participant’s participation in the Plan, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Participant also authorizes any transfer of Data to Fidelity Investments, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  Participant acknowledges that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country, which may not provide the same level of protection to Data.  Participant understands that if Participant resides outside the United States, Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative.  Participant authorizes the Company, Fidelity Investments and any other possible recipients which may assist the Company (presently or in the future) with the implementation, administration and management of the Plan, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Plan.  Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative, Maniarasu Muniandy, whose contact details are (phone number 603 7884 2840) and (email address mmuniandy@mmm.com).  Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s service and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Performance Shares or other equity awards or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

Bahasa Malaysia Translation

Anda dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang dinyatakan dalam Perjanijiandan apa-apa Unit Saham Terbatas dan bahan geran yang lain oleh dan di antara, sebagaimana yang berkenaan, Syarikat dan Majikan anda untuk tujuan membantu dalam pelaksanaan, pentadbiran dan pengurusan Pelan tersebut.

Sebelum ini, anda mungkin telah membekalkan Syarikat dan Majikan anda yang mungkin memegang, maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, namanya , alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan anda dalam Pelan, butir-butir semua Anugerah atau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah anda, untuk tujuan melaksanakan, mentadbir dan menguruskan Pelan tersebut (“Data”).

Anda juga memberi kuasa untuk membuat apa-apa pemindahan Data kepada Fidelity Investments, atau pembekal perkhidmatan pelan saham lain yang dipilih oleh Syarikat pada masa depan untuk membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan. Anda mengakui bahawa penerima-penerima Data ini mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Anda fahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan anda. Anda memberi kuasa kepada Syarikat, Fidelity Investments dan mana-mana penerima lain yang mungkin membantu Syarikat (pada masa kini atau masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan, dan mana-mana penerima lain yang mungkin membantu Syarikat (pada masa kini atau masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, dengan tujuan untuk melaksanakan, mentadbir dan menguruskan Pelan tersebut. Anda fahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan Pelan tersebut. Anda fahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan anda, Maniarasu Muniandy, di mana butir-butir hubungannya adalah (phone number 603 7884 2840) and (email address mmuniandy@mmm.com). Selanjutnya,  anda memahami bahawa anda memberikan persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, perkhidmatan dan kerjaya anda dengan Majikan anda tidak akan terjejas; satunya akibat jika anda tidak bersetuju atau menarik balik persetujuan anda adalah bahawa Syarikat tidak akan dapat memberikan Anugerah atau anugerah ekuiti lain kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda fahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda fahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda.

Director Notification Obligation.   If Participant is a director of a Malaysian Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act 1965.  Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., Performance Shares or Shares) in the Company or any related company.  This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO

Terms and Conditions

Acknowledgment of the Agreement.  By participating in the Plan, Participant acknowledges that Participant has received a copy of the Plan, has reviewed the Plan in its entirety and fully understands and accepts all provisions of the Plan.  Participant further acknowledges that Participant has read and expressly approves the terms and conditions set forth in the Nature of Grant paragraph of the Award Agreement, in which the following is clearly described and established: (i) Participant’s participation in the Plan does not constitute an acquired right; (ii) the Plan and Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) Participant’s participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the underlying Shares.

Labor Law Policy and Acknowledgment.  By participating in the Plan, Participant expressly recognizes that 3M Company, with registered offices at 3M Center, St. Paul, Minnesota 55144, USA, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares does not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis.  Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from participation in the Plan do not establish any rights between Participant and the Company and do not form part of the employment conditions and/or benefits provided by the Company and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Términos y Condiciones

Reconocimiento del Contrato.  Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan.  Asimismo reconoce que ha leído y aprueba expresamente los términos y condiciones señalados en el párrafo titulado Naturaleza de la Oferta en el Convenio, en lo que claramente se describe y establece lo siguiente: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (iii) su participación en el Plan es voluntaria; y (iv) la Compañía y sus Afiliadas no son responsables de ninguna por la disminución en el valor de las Acciones subyacentes.

Política de Legislación Laboral y Reconocimiento.  Al participar en el Plan, usted reconoce expresamente que 3M Company, con oficinas registradas en 3M Center, St. Paul, Minnesota 55144, Estados Unidos de América, es la única responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las Acciones, no constituye una relación laboral entre usted y la Compañía, debido a que usted participa en el plan sobre una base completamente mercantil.  Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y la Compañía, y no forman parte de las condiciones y/o prestaciones laborales que la Compañía ofrece, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral.

Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.

Finalmente, usted declara que no se reserva acción o derecho alguno para interponer reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus Afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.

MOROCCO

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and/or Dividend Equivalents in Shares, in its discretion.

NETHERLANDS

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and/or Dividend Equivalents in Shares, in its discretion.

Notifications

NEW ZEALAND

Terms and Conditions

Shares Issued Upon Vesting.  Any Shares issued upon vesting of the Performance Shares and Dividend Equivalents shall be shares acquired by the Company on the New York Stock Exchange or otherwise (i.e., treasury shares).

NORWAY

There are no country-specific terms and conditions.

PAKISTAN

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and Dividend Equivalents in Shares, in its discretion.

PANAMA

Terms and Conditions

Securities Law Notice.  The Performance Shares, the Dividend Equivalents and the underlying Shares issued at vesting are not subject to registration under Panamanian law as they are not intended for the public, but solely for Participant’s benefit.

PERU

Terms and Conditions

Securities Law Notice. The grant of Performance Shares is considered a private offering in Peru; therefore, it is not subject to registration in Peru.

Labor Law Acknowledgment. By accepting the Performance Shares, Participant acknowledges that the Performance Shares are being granted ex gratia with the purpose of rewarding Participant.

PHILIPPINES

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and/or Dividend Equivalents in Shares, in its discretion.

POLAND

Notifications

Foreign Asset/Account Reporting Information.  If Participant maintains bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland, Participant will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds a certain threshold.  If required, such reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.

Exchange Control Information.  The transfer of funds in excess of a certain amount into Poland must be made through a bank account in Poland.  Participant understands that he or she is required to store all documents connected with any foreign exchange transactions for a period of five years, as measured from the end of the year in which such transaction occurred.

Participant should consult with his or her personal legal advisor to determine what he or she must do to fulfill any applicable reporting/exchange control duties.

PORTUGAL

Terms and Conditions

Consent to Receive Information in English.  Participant hereby expressly declares that Participant has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Agreement.

Conhecimento da Lingua.  Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

ROMANIA

Notifications

Exchange Control Information.  Any transfer of funds exceeding a certain amount (whether via one transaction or several transactions that appear to be linked to each other) must be reported to the National Office for Prevention and Control of Money Laundering on specific forms by the relevant bank or financial institution.  If Participant deposits proceeds from the settlement of Dividend Equivalents, the sale of Shares or the receipt of dividends in a bank account in Romania, Participant may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income.  Participant should consult with his or her legal advisor to determine whether Participant will be required to submit such documentation to the Romanian bank.

RUSSIA

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and

Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and Dividend Equivalents in Shares, in its discretion.

Notifications

Securities Law Information.  This Agreement, the Plan and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia.  Any issuance of Shares under the Plan has not and will not be registered in Russia and hence the Shares described in any Plan-related documents may not be offered or placed in public circulation in Russia. In no event will Shares issued to Participant under the Plan be delivered to Participant in Russia.

Exchange Control Information.  Under current exchange control regulations, Participant must repatriate the cash proceeds resulting from the sale of the Shares acquired under the Plan to Russia.  Such proceeds must be initially credited to Participant through a foreign currency account opened in Participant’s name at an authorized bank in Russia.  After the funds are initially received in Russia, they may be further remitted to a foreign bank in accordance with Russian exchange control laws.  However, dividends can be held in a foreign currency account at a foreign individual bank account opened in certain countries (including the United States).

Participant is strongly advised to contact his or her personal advisor regarding his or her obligations resulting from participation in the Plan as significant penalties may apply in the case of non-compliance with exchange control requirement and because such exchange control requirements may change.

Foreign Asset/Account Reporting Information.  Russian residents will be required to notify the Russian tax authorities within one month of opening or closing a foreign bank account or of changing any account details.  Russian residents are also required to file with the Russian tax authorities reports of the transactions in their foreign bank accounts.  Participant should consult with his or her personal tax advisor for additional information about these reporting obligations.

Anti-Corruption Information.  Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company).  Accordingly, Participant should inform the Company if he or she is covered by these laws because Participant should not hold Shares acquired under the Plan.

Labor Law Information.  If Participant continues to hold Shares acquired at vesting of the Performance Shares and Dividend Equivalents after an involuntary Termination of Service, Participant may not be eligible to receive unemployment benefits in Russia.

SAUDI ARABIA

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and/or Dividend Equivalents in Shares, in its discretion.

SINGAPORE

Terms and Conditions

Securities Law Notice.  The offer of the Plan, the grant of the Performance Shares, and the issuance of the underlying Shares at vesting are being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  Participant should note that the Performance Shares are subject to section 257 of the SFA and Participant will not be able to make any subsequent offer to sell or sale of the Shares in Singapore, unless such offer or sale is made (1) after six (6) months from the Grant Date or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification.  Participant understands and acknowledges that if Participant is the Chief Executive Officer (“CEO”), director, associate director or shadow director of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether Participant is a Singapore resident or employed in Singapore.  Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives an interest (e.g., Performance Shares or Shares) in the Company.  In addition, Participant must notify the Singapore Subsidiary when Participant sells Shares (including when Participant sells Shares acquired under the Plan).  These notifications must be made within two days of acquiring or disposing of any interest in the Company.  In addition, a notification must be made of Participant’s interests in the Company within two days of becoming a CEO, director, associate director or shadow director.

SOUTH AFRICA

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and/or Dividend Equivalents in Shares, in its discretion.

SPAIN

Terms and Conditions

Labor Law Acknowledgment.  The following provision supplements Section 3.1 of the Performance Shares Award Agreement:

In accepting the Performance Shares, Participant acknowledges that Participant consents to participation in the Plan and has received a copy of the Plan.

Except as provided in the Agreement or in the Plan, Termination of Service for any reason (including for the reasons listed below) will automatically result in the forfeiture of any unvested Performance Shares; in particular, Participant understands and agrees that such Performance Shares will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a Termination of Service prior to vesting by reason of, including, but not limited to, resignation, disciplinary dismissal with or without cause, individual or collective layoff with or without cause, material modification of employment under Article 41 of the Worker’s Statute, relocation under Article 40 of the Worker’s Statute, Article 50 of the Worker’s Statute, Article 10.3 of Royal Decree 1382/1985 and unilateral withdrawal by the Employer.

Furthermore, Participant understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant Performance Shares under the Plan to individuals who may be Employees throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Subsidiary, other than to the extent set forth in the Agreement.  Consequently, Participant understands that the Performance Shares are offered on the assumption and condition that the Performance Shares and any Shares acquired under the Plan are not part of any employment contract (either with the Company or any Subsidiary), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever.  In addition, Participant understands that this offer would not be made but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Performance Shares shall be null and void.

Notifications

Securities Law Information. The Performance Shares do not qualify under Spanish regulations as securities.  No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Information.  Participant must declare the acquisition, ownership and disposition of stock in a foreign company (including Shares acquired under the Plan) to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness, for statistical purposes.  Participant must also declare ownership of any Shares by filing a Form D-6 with the Directorate of Foreign Transactions each January while the Shares are owned.  In addition, the sale of Shares must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold, or Participant holds 10% or more of the share capital of the Company or other such amount that would entitle Participant to join the Board, in which case the filing is due within one month after the sale.

Foreign Asset/Account Reporting Information.  Participant is required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts, and any transactions carried out with non-residents, if the value of the transactions for all such accounts during the prior year or the balances in such accounts as of December 31 of the prior year exceeds a certain threshold.  More frequent reporting is required if such transaction value or account balance exceeds a higher threshold.  If neither the total balances nor the total transactions with non-residents during the relevant period exceeds a separate threshold, a summarized form of declaration may be used.

In addition, to the extent Participant holds Shares and/or has bank accounts outside of Spain with a value in excess of a certain amount (for each type of asset) as of December 31, Participant will be required to report information on such assets on his or her tax return for such year.  After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported shares or accounts increases by more than a certain amount as of each subsequent December 31.

SRI LANKA

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and/or Dividend Equivalents in Shares, in its discretion.

SWEDEN

There are no country-specific terms and conditions.

SWITZERLAND

Terms and Conditions

Securities Law Notice.  The grant of Performance Shares is not intended to be a public offer in Switzerland.  Because this is a private offering in Switzerland, the Shares are not subject to registration in Switzerland.  Neither this document nor any materials relating to the Shares constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any materials relating to the Shares may be publicly distributed or otherwise made publicly available in Switzerland.  Neither this document no any other offering or marketing material relating to the Performance Shares has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

TAIWAN

Terms and Conditions

Securities Law Notice.  The offer of participation in the Plan is available only for Employees.  The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Data Privacy.  The following provision supplements Section 3.3 of the Award Agreement:

Participant hereby acknowledges having read and understood the terms regarding the collection, processing and transfer of Data contained in Section 3.3 of the Award Agreement and, by participating in the Plan, agrees to such terms.  In this regard, upon request of the Company or the Employer, Participant agrees to provide any executed data privacy consent form (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary under applicable data privacy laws, either now or in the future.  Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such consent or agreement.

Notifications

Exchange Control Information.  Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of Shares) into Taiwan up to a certain amount per year.  Participant understands that if he or she is a Taiwanese resident, and the transaction amount is exceeds a certain amount in a single transaction, Participant may need to submit a foreign exchange transaction form and provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

Notifications

Exchange Control Information.  Participant acknowledges that he or she is required to immediately repatriate the proceeds from the sale of Shares or from any dividends paid on such Shares to Thailand if the funds received in a single transaction exceed a certain threshold.  Participant also will be required to either convert such repatriated proceeds to Thai Baht or deposit the proceeds into a foreign currency deposit account within 360 days of repatriation.  Participant must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form.  If Participant fails to comply with these obligations, Participant may be subject to penalties assessed by the Bank of Thailand.  Participant acknowledges that he or she should consult his or her personal legal advisor prior to taking any action with respect to remittance of proceeds related to the Plan into Thailand.  Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

TRINIDAD AND TOBAGO

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and/or Dividend Equivalents in Shares, in its discretion.

TURKEY

Terms and Conditions

Securities Law Notice.  Under Turkish law, Participant is not permitted to sell any Shares acquired under the Plan in Turkey.  The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “MMM” and the Shares may be sold through this exchange.

Financial Intermediary Obligation.  Participant acknowledges that any activity related to investments in foreign securities (e.g., the sale of Shares) should be conducted through a bank or financial intermediary institution licensed by the Turkey Capital Markets Board and should be reported to the Turkish Capital Markets Board.  Participant is solely responsible for complying with this requirement and should consult with a personal legal advisor for further information regarding any obligations in this respect.

UNITED ARAB EMIRATES

Terms and Conditions

Securities Law Notice.  The Performance Shares are granted under the Plan only to select Employees and are in the nature of providing employee equity incentives in the United Arab Emirates.  The Plan and the Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person.  Prospective purchasers of the securities offered should conduct their own due diligence on the securities.  If Participant does not understand the contents of the Plan and the Agreement, Participant should consult an authorized financial adviser.  The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan.  Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or the Agreement nor taken steps to verify the information set out herein, and has no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes.  The following provision supplements Section 2.1 of the Award Agreement.

Participant agrees that if the Company or the Employer does not withhold or receive the amount of income tax that Participant owes due to the grant, vesting, release, assignment or cancellation of the Performance Shares (the “Taxable Event”) from Participant within 90 days after the end of the U.K. tax year in which the Taxable Event occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the Performance Shares “Due Date”), then the amount of any uncollected income tax shall constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue & Customs (“HMRC”), it will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it from Participant at any time thereafter by any of the means referred to in the Award Agreement.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), Participant will not be eligible for a loan from the Company to cover the income tax liability.  In the event Participant is a director or executive officer and income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance contributions may be payable.  Participant understands that Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any National Insurance contributions due on this additional benefit, which the Company and/or the Employer may collect from Participant by any means set forth in Section 2.1 of the Award Agreement.

VENEZUELA

Terms and Conditions

Securities Law Notice.  The grant of the Performance Shares is personal, private, exclusive and non-transferable and does not constitute a public offering under local law.

VIETNAM

Terms and Conditions

Cash Settlement.  Notwithstanding any provision in the Award Agreement to the contrary, any vested Performance Shares and Dividend Equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares and Dividend Equivalents.  Any references to the issuance of Shares in any documents related to the Performance Shares and

Dividend Equivalents shall not be applicable.  Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares and/or Dividend Equivalents in Shares, in its discretion.